UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)   February 8, 2010

China Holdings, Inc.

(Exact Name of Issuer as specified in its Charter)

Nevada	91-1939533
(State or other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

78365 Hwy. 111, Ste. 382
La Quinta, CA	92253
(Address of principal executive	(Zip Code)
offices)

(760) 219-2776

(Issuer's telephone number)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On February 8, 2010, a special meeting of the shareholders was held in which it was decided to approve the Board of Directors recommendation that the as yet uncompleted merger for redomicile to Wyoming be abandoned. As the appropriate state administrative filings have not yet been completed it was decided to remain a Nevada corporation

Item 8.01 Other Events.

      On February 8, 2010, a special meeting of the shareholders was held in which it was decided to approve the Board of Directors recommendation that the as yet uncompleted merger for redomicile to Wyoming be abondoned. As the appropriate state administrative filings have not yet been completed it was decided to remain a Nevada corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 8, 2010

China Holdings, Inc.

/s/ Dempsey K. Mork

Dempsey K. Mork, President, CEO

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